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EXHIBIT 10.39

                  PLAN AND AGREEMENT FOR CORPORATE SEPARATION

        This PLAN AND AGREEMENT FOR CORPORATE SEPARATION (this "Agreement") made effective March 31, 1999, among Capitol Communities Corporation, a Nevada corporation (hereinafter called the Corporation) and Charlie Corporation, a Nevada corporation (hereinafter called "Charlie").

                                   Recitals


             A. Charlie owns 2,839,689 shares of common capital stock of the Corporation, representing approximately forty-one and 73/100 percent (41.73%) of all of the outstanding capitol stock of the Corporation.

             B. Prescott LP, a California limited partnership (herein after called "Prescott") owns approximately 2,851,589 shares of common capital stock of the Corporation, representing approximately forty-one and 90/100 percent (41.90%) of all of the outstanding capitol stock of the Corporation and 895,917 shares of common capital stock of the Corporation, representing approximately thirteen and 16/100 percent (13.16 %) of all of the outstanding capital stock of the Corporation are freely traded shares held by persons unrelated to Charlie and Prescott (the "Public Shareholders"). 213,641 shares of common capital stock of the Corporation, representing approximately Three and 21/100 percent (3.21%) of all of the outstanding capital stock of the Corporation are owned by other parties (the "Other Non-Public Shareholders"). Excluded from the foregoing calculations of outstanding shares are 700,000 shares of capital stock of the Corporation held by Capitol Development of Arkansas, Inc., the Corporations wholly owned subsidiary, 100,000 shares of capital stock of the Corporation held by the transfer agent for the Corporation which are being canceled concurrently herewith as provided in Section 2.5 hereof, and 285,000 shares of capital stock of the Corporation which have been registered pursuant to an S-8 SEC Registration and are held in a custodial account subject to release only upon the payment to the Corporation therefor of $4.00 per share.

             C. The Corporation owns all the outstanding shares of stock of Capitol Development of Arkansas, Inc., an Arkansas corporation (hereinafter called "CDA").

             D. The Corporation owns all the outstanding shares of stock of Capitol Resort, Inc., an Arkansas corporation (herein after called "Arkansas Resorts") and all the outstanding shares of stock of Capitol Resorts of Florida, Inc. ("Florida Resorts"). Arkansas Resorts owns all of the outstanding shares of stock of Capitol Club International, Inc., a Florida corporation ("Capitol Club"), Entry Resorts International, LLC, a New Hampshire limited liability company ("ER/") and Entry Resorts Marketing, LLC, a New Hampshire limited liability company ("EMI"). Florida Resorts owns all of the outstanding shares of stock of Capitol SB Development, Inc., a Florida corporation ("SB Development").

AGREEMENT FOR CORPORATE SEPARATION/PAGE 1
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   E. For many years past the Corporation has been engaged in the separate businesses of residential real estate development and home building business through its subsidiary, CDA, on the one hand, and the resort and resort marketing business, on the other hand.

   F. A majority of the shareholders of the Corporation have agreed upon a division of the businesses of the Corporation so that the resort and resort marketing business (hereinafter called the "Resort Business") operated by Arkansas Resorts and Florida Resorts will be owned solely by Charlie (hereinafter sometimes referred to as the "Resort Group"), and residential real estate development and homebuilding business (hereinafter called the "Homebuilding Business") will continue to be operated in the Corporation which will be owned by Prescott and the Public Shareholders (hereinafter called the "Homebuilding Group").

   G. All the Resort Business which has been operated by the Corporation through one or more subsidiaries throughout the years has been previously conveyed to either Arkansas Resorts or Florida Resorts (both companies are sometimes cumulatively referred to herein as "Resorts").

   H. The Boards of Directors of Capitol Communities Corporation and Charlie Corporation deem it advisable and in the best interest of such corporations and their shareholders that the exchange described hereinabove be completed on the terms and conditions hereafter set forth and in accordance with all applicable laws, and have adopted resolutions to that effect.

   Now, therefore, in consideration of the recitals, and upon the terms and conditions hereinafter set forth, the parties have agreed as follows:

                                   Article I
                              Intended Tax Effect

   The Parties to this Agreement intend that the transaction contemplated herein will qualify as a tax-free corporate separation and exchange pursuant to Sections 355 and 368 of the Internal Revenue Code (the "Code"). However, neither
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the Corporation nor Charlie intends to request a ruling by the Commissioner of
Internal Revenue. The Parties will divide the businesses of the Corporation operated through its subsidiaries, in accordance with this Agreement, so that Resorts, which operates the Resort Business, will be owned by Charlie and the Homebuilding Business will continue in the Corporation which will be owned by the Homebuilding Group, and so that neither Group, after such split-off, will have any interest in the business owned by the other Group except as set forth in this Agreement. The terms of this Agreement shall be deemed a plan of reorganization pursuant to the Code.

                                   Article II
                         Plan of Corporate Separation

   The following Plan of Corporate Separation, hereinafter sometimes referred to as the Plan, is hereby approved, adopted, and agreed upon:

AGREEMENT FOR CORPORATE SEPARATION/PAGE 2
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     2.1. Definitions. As used in the Plan, the following terms shall have the
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     following meanings: (a) "Corporation" shall mean Capitol Communities
     Corporation, a Nevada corporation.

   (b) "Effective Date" shall mean March 31, 1999, and "Date of Closing"shall be the date when all actions are taken to implement this Plan as agreed by Charlie and the Corporation but in no event later than April 30, 1999.

   (c) "Corporation Balance Sheet" shall mean balance sheet prepared as of September 30, 1998 in the customary manner from the books and records of the Corporation and all of its subsidiaries, except for Arkansas Resorts and Florida Resorts, and their respective subsidiaries, which is affixed hereto. Except as may hereinafter be otherwise specifically provided, all assets and liabilities shall be taken at book value for the purpose of preparing the Corporation Balance Sheet.

   (d) "Arkansas Resorts Balance Sheet" shall mean balance sheet prepared as of September 30, 1998 in the customary manner from the books and records of Arkansas Resorts and all of its subsidiaries, which is affixed hereto. Except as may hereinafter be otherwise specifically provided, all assets and liabilities shall be taken at book value for the purpose of preparing the Arkansas Resorts Balance Sheet.

   (e) "Florida Resorts Balance Sheet" shall mean balance sheet prepared as of September 30, 1998 in the customary manner from the books and records of Florida Resorts and all of its subsidiaries, which is affixed hereto. Except as may hereinafter be otherwise specifically provided, all assets and liabilities shall be taken at book value for the purpose of preparing the Florida Resorts Balance Sheet.

   (f) "Balance Sheets" shall refer to the Corporation Balance Sheet, the Arkansas Resorts Balance Sheet and the Florida Resorts Balance Sheet.

   2.2. Intercompanv Advances. The Balance Sheets reflect that Resorts is
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indebted to the Corporation or CDA in the sum of approximately $2,504,751 (the
"Intercompany Advances"). At or prior to Closing, the Corporation shall cause all of the Intercompany Advances to be contributed as capital to Resorts.

   2.3. Pension Plans. Neither the Corporation nor Resorts have any qualified
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pension plans.

   2.4. Unknown liabilities. In addition to the liabilities set forth in the
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Corporation Balance Sheet, the Corporation hereby assumes sole responsibility of all liabilities, obligations, debts, claims and demands of the Corporation (including, without limitation, claims for taxes of all kinds, penalties, and interest, and any liability for violation of the Federal Labor Relations Law or the Rules and Regulations of the Federal Labor Relations Board and for any claims for acts or omissions which occurred prior to the Effective Date of this Agreement), not specifically embraced or provided for in the Corporation Balance Sheet, concerning or related to the operations of the Homebuilding

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        Business or the assets of the Corporation or CDA. In addition to the liabilities set forth in the Arkansas Resorts Balance Sheet and the Florida Resorts Balance Sheet, Resorts, jointly and severally, hereby assumes sole responsibility of all liabilities, obligations, debts, claims and demands of Resorts (including, without limitation, claims for taxes of all kinds, penalties, and interest, and any liability for violation ofthe Federal Labor Relations Law or the Rules and Regulations of the Federal Labor Relations Board and for any claims for acts or omissions which occurred prior to the Effective Date of this Agreement), not specifically embraced or provided for in the Resorts Balance Sheet and the Florida Resorts Balance Sheet, concerning or related to the operations of the Resort Business or the assets of Resorts or any of their subsidiaries.

   2.5. Conveyance of Certain CPCY Shares. K. L. Martin ("Martin") and Joseph J.
        ---------------------------------
Lombardi ("Lombardi") each hold 16,667 shares of the common capital stock of the Corporation. In addition, certificates for 50,000 shares of the common capital stock of the Corporation (the "NonVested Shares") are held in the name of each of Martin and Lombardi and are not vested in either Martin or Lombardi. The Corporation and Martin entered into a Stock Option Agreement dated as of April 30, 1998 (the "Martin Option Agreement"), pursuant to which Martin was given the option to acquire shares of stock of the Corporation as provided therein, though Martin has not exercised any rights pursuant to the Martin Option Agreement. The Corporation and Lombardi entered into a Stock Option Agreement dated as of April 30, 1998 (the "Lombardi Option Agreement"), pursuant to which Lombardi was given the option to acquire shares of stock of the Corporation as provided therein, though Lombardi has not exercised any rights pursuant to the Lombardi Option Agreement. Both Lombardi and Martin were employees of Resorts or one of their subsidiaries. As of the effective date of this Agreement, Resorts (through its subsidiary, Capitol Club, has terminated Lombardi and Martin as its employees pursuant to its employment agreements with Lombardi and Martin. Therefore, the Martin Option Agreement and the Lombardi Option Agreement have terminated by their terms and the NonVested Shares have been forfeited to the Corporation. Resorts covenants to take all necessary and reasonable action required to obtain and deliver all of the shares in the Corporation owned by Martin and Lombardi to the Corporation and to defend, indemnify and hold the Corporation harmless from and against all claims Martin and Lombardi may make against the Corporation for the NonVested Shares or pursuant to the Martin Option Agreement or the Lombardi Option Agreement.

   2.6  The Conveyance. To accomplish the plan pursuant to this Agreement,
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Charlie shall transfer by endorsing all its certificates representing its shares in the Corporation in blank and delivering same to the Corporation in order that those shares may be canceled by the Corporation. In exchange, the Corporation shall transfer by endorsing all its certificates representing all the Corporation's shares in Arkansas Resorts and Florida Resorts to the order of Charlie and delivering same to Charlie, whereupon Charlie shall then own all of the outstanding shares of Arkansas Resorts and Florida Resorts.

        2.7. Closing. The Plan shall become operative at the Date of Closing. At
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2 p.m. on such date, the transactions contemplated by the Plan and by this agreement shall be consummated at the office of the Corporation. The Corporation shall assign, transfer, convey, and deliver to Resorts the

AGREEMENT FOR CORPORATE SEPARATION/PAGE 4
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various items of property required by the Plan. Charlie shall deliver to the
Corporation: (a) all of' the shares in the Corporation owned by Charlie, duly endorsed in blank, with all necessary transfer stamps; (b) resignations of Herbert Russell and John W. DeHaven, as directors, officers, and employees of the Corporation and its subsidiaries, effective as of the Date of Closing; and
(c) general releases in favor of the Corporation, excepting only obligations of the Corporation under the Plan and under this agreement. The Corporation shall deliver to Charlie: (a) an opinion of counsel for the Corporation to the effect that Resorts has been duly organized under the laws of Arkansas; (b) certificates for all the authorized shares of Resorts in such denominations as may be requested by Charlie on which all issuance taxes for shares have been paid; (b) resignations of Michael G. Todd, as directors, officers, and employees of the Resorts and their subsidiaries, effective as of the Date of Closing; and
(c) a general release in favor of Charlie, excepting only obligations of Resorts and Charlie under the Plan and under this agreement. Each of the parties shall execute and deliver such further instruments as may be reasonably requested by any other party in order to carry out the purpose and intent of the Plan and this agreement. The effectiveness and the closing pursuant to this Agreement is expressly conditioned upon the closing of that transaction contemplated by that Contribution Agreement executed contemporaneously herewith by and between CDA and Trade Partners, Inc., a Michigan corporation.

                                  Article IV
                                    Notices

   Any notice or offer or demand required to be sent hereunder shall be sent by registered United States mail, return receipt requested, addressed to the respective parties at:

TO THE CORPORATION:            Michael G. Todd
                               25550 Hawthorne Boulevard,
                               Suite 207
                               Torrance, California 90505

TO CHARLIE:                    John W. DeHaven
                               P.O. Box 13256
                               10605 D Maumelle Boulevard
                               Maumelle, Arkansas 72113

                             Article V Arbitration

   Any dispute between Charlie and the Corporation, or any dispute involving the Corporation and Resorts arising out of and by reason of this agreement or the Plan set forth herein, or the construction and performance thereof, shall be settled by arbitration in accordance with the roles and regulations then obtaining of the American Arbitration Association. Judgment upon any award so rendered may be obtained by either party in the Circuit Court of the State of Arkansas, County of Pulaski, under the relevant provisions of the laws of Arkansas.

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                                  Article VI
                           Authorization and Benefit

   This Agreement and the terms and provisions hereof shall be binding upon and inure to the benefit of the parties, their personal representatives, successors, and assigns. This Agreement is being executed by the Corporation pursuant to a resolution adopted this day at a special meeting of its directors and with a written consent of a majority of the shareholders, including and excluding the vote of Charlie. Charlie covenants that at the Date of Closing and contemporaneously with the transfer of shares of Resorts to Charlie and election of directors and officers for Resorts, it will cause this Agreement to be approved and executed by Resorts pursuant to valid authority from all the shareholders and directors of Resorts.

                                  Article VII
                                 Severability

   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. If any of the covenants or provisions of this Agreement are determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and enforce them in their reduced form for all purposes contemplated by this Agreement.

                                 Article VIII
                    Attorneys Fees and Costs of Transaction

   The Corporation and Charlie shall bear their own costs and expenses, including attorneys fees, incident to the preparation, negotiation, execution and delivery of this Agreement.

                                  Article VIV
                                   Publicity

        No announcement of the Plan or of the purposes of this agreement, either to customers, for trade journals, or otherwise, shall be made without the prior approval of the text thereof by both Groups.

                                              Approved:
                                              M.G.T.   H.E.R.


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     In witness whereof the parties have executed this Agreement the day and year first above written.

                                          CAPITOL COMMUNITIES CORPORATION

                                          By: /s/ Michael G. Todd
                                                  President


                                          CHARLIE CORPORATION

                                          By: /s/ Herbert E. Russell
                                                  President


AGREEMENT FOR CORPORATE SEPARATION/PAGE 7